Exhibit 99.1

JFrog Announces Third Quarter 2026 Results

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Total Third Quarter Revenues of $179.2 million; increase of 31% Year-over-Year
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Third Quarter Cloud Revenues of $101.5 million; increase of 60% Year-over-Year
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Customers with ARR greater than $1 million grew to 112, up 58% Year-over-Year
•
Trailing four quarter Net Dollar Retention equaled 124%, up from 118% in prior year

Sunnyvale, Calif., November 5, 2026 – JFrog Ltd. (Nasdaq: FROG), the Liquid Software company and creators of the JFrog Software Supply Chain Platform, the system of record for software artifacts, binaries, and AI assets, today announced financial results for its third quarter 2026 ended September 30, 2026.

“AI agents are writing code faster than any developer can review it. Every output becomes an artifact that must be stored, secured, and governed,” said Shlomi Ben Haim, CEO and Co-founder of JFrog. “Speed without trust can’t scale. Enterprises are standardizing on the JFrog Platform as a system of record for their software supply chain; a control plane that gives users both, under one Platform. Our Q3 performance reflects this momentum.”

Third Quarter 2026 Financial Highlights

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Revenue for the third quarter of 2026 was $179.2 million, an increase of 31% year-over-year.
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Cloud revenue was $101.5 million, an increase of 60% year-over-year. Cloud revenue represented 57% of total revenue, compared to 46% in the year-ago period.
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GAAP Gross Profit was $142.7 million; GAAP Gross Margin was 79.6%.
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Non-GAAP Gross Profit was $149.8 million; Non-GAAP Gross Margin was 83.6%.
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GAAP Operating Loss was ($1.8) million; GAAP Operating Margin was (1.0%).
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Non-GAAP Operating Income was $40.7 million; Non-GAAP Operating Margin was 22.7%.
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GAAP Diluted Earnings Per Share was $0.05; Non-GAAP Diluted Earnings Per Share was $0.32.
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Operating Cash Flow was $69.3 million; Free Cash Flow was $66.5 million.
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Cash, Cash Equivalents and Investments were $880.9 million as of September 30, 2026.
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Remaining Performance Obligations were $812.4 million as of September 30, 2026, up 60% year-over-year.

Recent Business & Product Highlights

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Net Dollar Retention rate for the trailing four quarters was 124%, driven by growing demand for software supply chain security solutions and cloud consumption.
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Customers with greater than $1 million ARR increased to 112, up from 71 in the year-ago period.
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Customers with greater than $100K ARR increased to 1,357 compared with 1,121 in the year-ago period.
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Customers adopting the end-to-end JFrog Platform Enterprise+ subscription represented 61% of total revenue during the third quarter of 2026, versus 56% in the year-ago period.
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Introduced Zero-Touch Remediation and the Self-Healing Software Supply Chain Security Ecosystem with Broadcom, Chainguard, Echo, IBM/Red Hat, Moderne, TuxCare and Seal Security, automatically applying verified fixes for known vulnerabilities.
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Extended the JFrog Platform to secure the agentic workforce with AI Asset Scanning, Agent Guard and support for Microsoft’s Agent Package Manager.

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Partnered with Wiz to connect code, cloud and runtime in a single source of truth, helping teams remediate cyber threats before they can be exploited.

Fourth Quarter and Fiscal Year 2026 Outlook

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Fourth Quarter 2026 Outlook:
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Revenue between $183 million and $185 million
o
Non-GAAP operating income between $36.2 million and $38.2 million
o
Non-GAAP net income per diluted share between $0.28 and $0.30, assuming approximately 131 million weighted average diluted shares outstanding
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Fiscal Year 2026 Outlook:
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Revenue between $680 million and $682 million
o
Non-GAAP operating income between $142.5 million and $144.5 million
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Non-GAAP net income per diluted share between $1.14 and $1.16, assuming approximately 129 million weighted average diluted shares outstanding

The section titled "Non-GAAP Financial Information" below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

Conference Call Details

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Event: JFrog’s Third Quarter 2026 Financial Results Conference Call
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Date: Thursday, November 5, 2026
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Time: 2:00 p.m. PT (5:00 p.m. ET)

A live webcast of the conference call will be accessible from the investor relations website at https://investors.jfrog.com/events-and-presentations.

About JFrog

JFrog Ltd. (Nasdaq: FROG), the creator of the software supply chain system of record, is on a mission to create a world of trusted software delivery without friction from development to production, whether software is written by developers or by AI. Driven by a “Liquid Software” vision, the JFrog Platform is designed to help organizations manage, secure, and govern binaries, models, agents, and AI-generated assets, and distribute trusted software with speed, scale and control. The universal JFrog Platform is available as a SaaS service across all major cloud providers, as well as via self-managed and hybrid deployments. Millions of users and thousands of organizations worldwide, including a majority of the Fortune 100, depend on JFrog as a single source of truth to securely adopt AI and accelerate business transformation. Learn more at https://jfrog.com or follow us on X @JFrog.

Disclosure Information

JFrog routinely posts important information for investors on its website (https://investors.jfrog.com/overview/default.aspx and, more specifically, under the News tab at https://investors.jfrog.com/news/). JFrog intends to use its web site as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation Fair Disclosure promulgated by the U.S. Securities and Exchange Commission (the “SEC”). Accordingly, investors should monitor JFrog’s investor relations web site, in addition to following JFrog’s press releases, SEC filings, public conference calls, presentations and webcasts.

The information contained on, or that may be accessed through, JFrog’s website is not incorporated by reference into, and is not a part of, this document.

Forward-Looking Statements:

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the U.S. federal securities laws, including but not limited to statements regarding JFrog’s future financial performance, including our outlook for the fourth quarter and for the full year of 2026, expectations regarding the market and revenue potential for the JFrog Platform, including JFrog Artifactory, JFrog Xray, JFrog Curation, JFrog Advanced Security, JFrog ML, JFrog AppTrust, JFrog AI Catalog and JFrog Runtime Security, and including the efficacy and benefit of integrating of any of the foregoing with other products and platform, our expectations regarding the mission-critical nature of the “JFrog Platform” to our customers’ infrastructure and its growth potential, expectations regarding the expansion of supply chain security, AI security, and governance solutions, the growing impact of AI on our business, the adoption of AI and the use of AI agents, the growth potential of our cloud business, including hybrid and multi-cloud, our expectations regarding potential for growth in and market opportunities within DevOps, DevSecOps, DevGovOps, Security, AI, and MLOps, our ability to provide effective tools and solutions to detect and remediate security vulnerabilities, our expectations regarding our strategic integrations and collaborations, the ability of our strategic sales team to grow the business across top-tier accounts, and our ability to innovate and meet market demands and the software supply chain needs, including SSC security adoption, of our customers.

These forward-looking statements are based on JFrog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause JFrog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

There are a significant number of factors that could cause actual results to differ materially from statements made in this press release and our earnings call, including but not limited to: risks associated with managing our rapid growth; our history of losses and our ability to sustain profitability in the future; our ability to retain and upgrade existing customers; our ability to attract new customers; our ability to effectively develop and expand our sales and marketing capabilities; our ability to integrate and realize anticipated synergies from acquisitions of complementary businesses and our strategic collaborations; risk of a security breach incident or product vulnerability; risk of interruptions or performance problems associated with our products and platform capabilities; our ability to adapt and respond to rapidly changing technology or customer needs; our ability to compete in the markets in which we participate; our ability to successfully integrate technology from acquisitions into our offerings; our ability to provide continuity to our respective customers and realize innovation following our acquisitions; and general market, political, economic, and business conditions, including uncertainty in the current macroeconomic environment. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the Securities and Exchange Commission, including in our annual report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 13, 2026, our quarterly reports on Form 10-Q, and other filings and reports that we may file from time to time with the Securities and Exchange Commission. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements, except as required by law.

About Non-GAAP Financial Measures:

JFrog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP operating income (loss), non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, and free cash flow. JFrog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate JFrog’s financial performance. JFrog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. JFrog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on JFrog’s reported financial results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future such as share-based compensation, the effect of which may be significant.

JFrog defines non-GAAP gross profit, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income (loss) and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) share-based compensation expense; (2) the amortization of acquired intangibles; (3) acquisition-related costs; (4) acquisition-related refundable research and development tax credits; and (5) income tax effects. JFrog defines free cash flow as Net cash provided by (used in) operating activities, minus capital expenditures. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing JFrog’s operating performance due to the following factors:

Share-based compensation. JFrog utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its shareholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of acquired intangibles. JFrog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-related costs. Acquisition-related costs include expenses related to acquisitions of other companies. JFrog views acquisition-related costs as expenses that are not necessarily reflective of operational performance during a period.

Acquisition-related refundable research and development tax credits. Eligible refundable tax credits directly attributable to qualifying acquisitions are recognized as a reduction of research and development expense. The timing and amounts of these credits vary based on acquisition activity and are excluded from JFrog’s non-GAAP results because they do not reflect ongoing operations.

Income tax effects. JFrog’s non-GAAP financial results are adjusted for income tax effects related to these non-GAAP adjustments and changes in our assessment regarding the realizability of our deferred tax assets, if any. Excluding income tax effects of non-GAAP adjustments provides a more accurate view of JFrog’s operating results.

Non-GAAP weighted average share count. Diluted GAAP and non-GAAP weighted-average shares are the same, except in periods that there is a GAAP loss and a non-GAAP income. The non-GAAP weighted-average shares used to compute the non-GAAP net income per share - diluted are adjusted to reflect dilution equal to the dilutive impact had there been GAAP income.

Additionally, JFrog’s management believes that the non-GAAP financial measure, free cash flow, is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

Operating Metrics

JFrog’s number of customers with annual recurring revenue (“ARR”) of $100,000 or more is based on the ARR of each customer, as of the last month of the quarter. JFrog’s number of customers with ARR of $1 million or more is based on the ARR of each customer, as of the last month of the quarter. JFrog defines ARR as the annualized revenue run-rate of subscription agreements from all customers as of the last month of the quarter. The ARR includes monthly subscription customers, so long as JFrog generates revenue from these customers. JFrog annualizes its monthly subscriptions by taking the revenue it would contractually expect to receive from such customers in a given month and multiplying it by 12.

JFrog’s net dollar retention rate compares its ARR from the same set of customers across comparable periods. JFrog calculates net dollar retention rate by first identifying customers (the “Base Customers”), which were customers in the last month of a particular quarter (the “Base Quarter”). JFrog then calculates the contracted ARR from these Base Customers in the last month of the same quarter of the subsequent year (the “Comparison Quarter”). This calculation captures upsells, contraction, and attrition since the Base Quarter. JFrog then divides total Comparison Quarter ARR by total Base Quarter ARR for Base Customers. JFrog’s net dollar retention rate in a particular quarter is obtained by averaging the result from that particular quarter with the corresponding results from each of the prior three quarters.

Media Contact:

Siobhan Lyons, Director, Global Communications, siobhanl@jfrog.com

Investor Contact:

investors@jfrog.com

JFROG LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue:
Subscription—self-managed and SaaS	$171,603	$128,892	$473,430	$366,388
License—self-managed	7,567	8,015	23,489	20,146
Total subscription revenue	179,170	136,907	496,919	386,534
Cost of revenue:
Subscription—self-managed and SaaS(1)(3)	36,518	30,900	106,270	91,167
License—self-managed(3)	—	—	—	116
Total cost of revenue—subscription	36,518	30,900	106,270	91,283
Gross profit	142,652	106,007	390,649	295,251
Operating expenses:
Research and development(1)(2)(4)	56,353	51,167	162,193	141,926
Sales and marketing(1)(2)(3)	62,632	55,969	181,526	164,212
General and administrative(1)(2)	25,516	20,461	74,959	59,644
Total operating expenses	144,501	127,597	418,678	365,782
Operating loss	(1,849)	(21,590)	(28,029)	(70,531)
Interest and other income, net	8,091	6,677	22,912	18,947
Income (loss) before income taxes	6,242	(14,913)	(5,117)	(51,584)
Income tax expense (benefit)	(311)	1,518	762	5,025
Net income (loss)	$6,553	$(16,431)	$(5,879)	$(56,609)
Net income (loss) per share, basic	$0.05	$(0.14)	$(0.05)	$(0.49)
Net income (loss) per share, diluted	$0.05	$(0.14)	$(0.05)	$(0.49)
Weighted-average shares used in computing net income (loss) per share, basic	123,720	117,263	121,911	115,334
Weighted-average shares used in computing net income (loss) per share, diluted	129,461	117,263	121,911	115,334

(1) Includes share-based compensation expense as follows:
Cost of revenue: subscription—self-managed and SaaS	$4,298	$4,420	$12,467	$12,830
Research and development	14,513	15,254	42,704	43,417
Sales and marketing	14,129	14,446	39,456	40,533
General and administrative	8,853	6,740	26,370	18,934
Total share-based compensation expense	$41,793	$40,860	$120,997	$115,714

(2) Includes acquisition-related costs as follows:
Research and development	$959	$1,112	$3,146	$3,452
Sales and marketing	406	449	1,344	1,386
General and administrative	1	17	40	49
Total acquisition-related costs	$1,366	$1,578	$4,530	$4,887

(3) Includes amortization of acquired intangibles as follows:
Cost of revenue: subscription–self-managed and SaaS	$2,846	$4,501	$11,842	$13,497
Cost of revenue: license—self-managed	—	—	—	116
Sales and marketing	175	261	525	2,632
Total amortization expense of acquired intangible assets	$3,021	$4,762	$12,367	$16,245

(4) Includes acquisition-related refundable research and development tax credits as follows:
Research and development (a)	$(3,612)	$—	$(3,612)	$—
_______________________________________________

(a) Amounts represent refundable tax credits attributable to the first three quarters of 2026, following the enactment in the third quarter of 2026 of tax legislation effective retroactively to January 1, 2026.

JFROG LTD.

CONDENSED Consolidated Balance Sheets

(in thousands; unaudited)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$75,187	$75,840
Short-term investments	805,701	628,574
Accounts receivable, net	136,951	119,948
Deferred contract acquisition costs	30,598	22,259
Prepaid expenses and other current assets	30,181	26,390
Total current assets	1,078,618	873,011
Property and equipment, net	9,947	5,536
Deferred contract acquisition costs, noncurrent	50,225	34,304
Operating lease right-of-use assets	109,291	12,063
Intangible assets, net	27,541	39,908
Goodwill	371,512	371,512
Other assets, noncurrent	11,622	5,043
Total assets	$1,658,756	$1,341,377
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$15,478	$14,168
Accrued expenses and other current liabilities	88,780	77,970
Operating lease liabilities	9,246	5,780
Deferred revenue	387,922	309,604
Total current liabilities	501,426	407,522
Deferred revenue, noncurrent	34,704	32,400
Operating lease liabilities, noncurrent	102,768	6,676
Other liabilities, noncurrent	9,810	7,332
Total liabilities	648,708	453,930
Shareholders’ equity:
Share capital	352	335
Treasury shares, at cost	(2,028)	—
Additional paid-in capital	1,454,409	1,312,833
Accumulated other comprehensive income (loss)	(5,319)	5,766
Accumulated deficit	(437,366)	(431,487)
Total shareholders’ equity	1,010,048	887,447
Total liabilities and shareholders’ equity	$1,658,756	$1,341,377

JFROG LTD.

CONDENSED Consolidated StatementS of Cash Flows

(in thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cash flows from operating activities:
Net income (loss)	$6,553	$(16,431)	$(5,879)	$(56,609)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,038	5,661	15,142	18,931
Share-based compensation expense	41,793	40,860	120,997	115,714
Non-cash operating lease expense	3,428	2,159	7,409	6,432
Net amortization of premium or discount on investments	(635)	(1,166)	(2,264)	(4,197)
Gains on foreign exchange	(2,389)	(344)	(1,916)	(677)
Changes in operating assets and liabilities:
Accounts receivable	(1,063)	(21,648)	(16,994)	(13,922)
Prepaid expenses and other assets	(5,850)	(1,523)	(14,317)	(2,973)
Deferred contract acquisition costs	(13,626)	(3,556)	(24,260)	(6,661)
Accounts payable	7,384	6,693	1,315	6,712
Accrued expenses and other liabilities	(6,323)	(5,227)	9,934	4,301
Operating lease liabilities	(855)	(2,208)	(5,063)	(6,550)
Deferred revenue	36,859	26,887	80,622	34,533
Net cash provided by operating activities	69,314	30,157	164,726	95,034
Cash flows from investing activities:
Purchases of short-term investments	(217,951)	(159,075)	(555,658)	(443,217)
Maturities of short-term investments	138,394	148,994	377,348	349,080
Purchases of property and equipment	(2,823)	(1,346)	(7,200)	(2,620)
Net cash used in investing activities	(82,380)	(11,427)	(185,510)	(96,757)
Cash flows from financing activities:
Proceeds from exercise of share options	1,147	3,097	5,945	9,971
Proceeds from employee share purchase plan	6,495	5,623	14,651	11,917
Proceeds from employee equity transactions, net of payments to tax authorities and employees	(16,043)	(629)	1,916	7,300
Repurchases of ordinary shares	—	—	(2,028)	—
Net cash provided by (used in) financing activities	(8,401)	8,091	20,484	29,188
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(436)	257	(751)	1,021
Net increase (decrease) in cash, cash equivalents, and restricted cash	(21,903)	27,078	(1,051)	28,486
Cash, cash equivalents, and restricted cash—beginning of period	97,403	52,035	76,551	50,627
Cash, cash equivalents, and restricted cash—end of period	$75,500	$79,113	$75,500	$79,113
Reconciliation of cash, cash equivalents, and restricted cash within the Condensed Consolidated Balance Sheets to the amounts shown in the Condensed Consolidated Statements of Cash Flows above:
Cash and cash equivalents	$75,187	$78,355	$75,187	$78,355
Restricted cash included in prepaid expenses and other current assets	313	758	313	758
Total cash, cash equivalents, and restricted cash	$75,500	$79,113	$75,500	$79,113

JFROG LTD.

reconciliation of GAAP to non-GAAP results

(in thousands except per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Reconciliation of gross profit and gross margin
GAAP gross profit	$142,652	$106,007	$390,649	$295,251
Plus: Share-based compensation expense	4,298	4,420	12,467	12,830
Plus: Amortization of acquired intangibles	2,846	4,501	11,842	13,613
Non-GAAP gross profit	$149,796	$114,928	$414,958	$321,694
GAAP gross margin	79.6%	77.4%	78.6%	76.4%
Non-GAAP gross margin	83.6%	83.9%	83.5%	83.2%

Reconciliation of operating expenses
GAAP research and development	$56,353	$51,167	$162,193	$141,926
Less: Share-based compensation expense	(14,513)	(15,254)	(42,704)	(43,417)
Less: Acquisition-related costs	(959)	(1,112)	(3,146)	(3,452)
Plus: Acquisition-related refundable research and development tax credits	3,612	—	3,612	—
Non-GAAP research and development	$44,493	$34,801	$119,955	$95,057

GAAP sales and marketing	$62,632	$55,969	$181,526	$164,212
Less: Share-based compensation expense	(14,129)	(14,446)	(39,456)	(40,533)
Less: Acquisition-related costs	(406)	(449)	(1,344)	(1,386)
Less: Amortization of acquired intangibles	(175)	(261)	(525)	(2,632)
Non-GAAP sales and marketing	$47,922	$40,813	$140,201	$119,661

GAAP general and administrative	$25,516	$20,461	$74,959	$59,644
Less: Share-based compensation expense	(8,853)	(6,740)	(26,370)	(18,934)
Less: Acquisition-related costs	(1)	(17)	(40)	(49)
Non-GAAP general and administrative	$16,662	$13,704	$48,549	$40,661

Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(1,849)	$(21,590)	$(28,029)	$(70,531)
Plus: Share-based compensation expense	41,793	40,860	120,997	115,714
Plus: Acquisition-related costs	1,366	1,578	4,530	4,887
Plus: Amortization of acquired intangibles	3,021	4,762	12,367	16,245
Less: Acquisition-related refundable research and development tax credits	(3,612)	—	(3,612)	—
Non-GAAP operating income	$40,719	$25,610	$106,253	$66,315
GAAP operating margin	(1.0)%	(15.8)%	(5.6)%	(18.2)%
Non-GAAP operating margin	22.7%	18.7%	21.4%	17.2%

Reconciliation of net income (loss)
GAAP net income (loss)	$6,553	$(16,431)	$(5,879)	$(56,609)
Plus: Share-based compensation expense	41,793	40,860	120,997	115,714
Plus: Acquisition-related costs	1,366	1,578	4,530	4,887
Plus: Amortization of acquired intangibles	3,021	4,762	12,367	16,245
Less: Acquisition-related refundable research and development tax credits	(3,612)	—	(3,612)	—
Less: Income tax effects	(7,889)	(3,282)	(18,672)	(7,439)
Non-GAAP net income	$41,232	$27,487	$109,731	$72,798
Net income per share - basic	$0.33	$0.23	$0.90	$0.63
Net income per share - diluted	$0.32	$0.22	$0.86	$0.60
Shares used in non-GAAP net income per share calculations:
GAAP and non-GAAP weighted-average shares used to compute net income (loss) per share - basic	123,720	117,263	121,911	115,334
GAAP weighted-average shares used to compute net income (loss) per share - diluted	129,461	117,263	121,911	115,334
Add: Dilutive ordinary share equivalents	—	5,576	5,596	5,312
Non-GAAP weighted-average shares used to compute net income per share - diluted	129,461	122,839	127,507	120,646

JFROG LTD.

reconciliation of gaap cash flow from operating activities to free cash flow AND SUPPLEMENTAL DISCLOSURE

(in thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$69,314	$30,157	$164,726	$95,034
Less: purchases of property and equipment	(2,823)	(1,346)	(7,200)	(2,620)
Free cash flow	$66,491	$28,811	$157,526	$92,414
Supplemental disclosure:
Key employee holdback payments related to acquisition(1)	$(5,654)	$(5,654)	$(5,654)	$(5,654)

____________________________

(1) Payments were made pursuant to a holdback arrangement with key employees of Qwak AI Ltd., which was acquired in July 2024.